Exhibit 10.4

Housing Lease Contract

Lessor (Party A): Dongguan Yuantai Sports Equipment Co. Ltd

Lessee (Party B): YMA Composite Materials (DG) Co., Ltd.

After the negotiation between Party A and Party B, both parties have signed the following terms of the contract, which will jointly implemented by.

Article 1: Party A shall agree that the lease will be located on in 4/F and 5/F, Block B, Industrial Zone, 93 Tangxia Main Road South, Dongguan City, with an area of approximately 750 square meters for Party B to use.

Article 2: Rental terms

1. The lease is a 3 year fixed contract, which starts from 26 February 2022 to 25 February 2025. After the end of this contract, Party B shall have the priority to renew the contract under the same terms and conditions.

2. Party B will start to pay rent in 26 February 2022.

3. The rent of the production plant is RMB16,500 yuan, the rent of the dormitories is ____ yuan. Other fees: management fees _____yuan, elevator maintenance fees RMB500yuan, production plant manager fees ____ yuan, cleaning fees _____ yuan, security fees ________ yuan, a total of RMB17000 yuan (Renminbi Seventeen thousand yuan only) (Note: The amount of rent does not include tax. If Party B requests an invoice according to the current tax standard, Party B shall pay 5.5% of the rent amount as the actual tax to Party A.)

4. The monthly rent increases by _____% every two years.

5. After the signing of this contract, Party B shall, within three working days from the date of receipt of Party A’s payment request, pay to Party A three-month’s rent of 49500 yuan for the production plant and dormitory as a security deposit for the performance of this contract (the actual expenses shall be confirmed with receipts), and at the same time complete payment of the rent for three month of production plant and dormitory of RMB6300 yuan. If this contract is expires, Party B shall withdraw the lease and handover the property for inspection. Party A shall return the security deposit paid by Party B after all the payment have been settled.

Article 3: Water and Electricity Supply

1. Part A provides 315 KVA of the electricity to Party B for use. The sum of the rated power of all Party B’s equipment and its domestic electricity load shall not exceed the electricity applied for (the basic electricity fee and surcharge shall be charged according to the regulations of the Power Supply Bureau). Party B shall be responsible for the lines and devices connected to Party B’s equipment in the electrical room. Part B shall install lighting meters and power meters that have passed the inspection of the power supply department in the power distribution room. The production equipment must be installed with qualified leakage devices. When the installation is complete, it can only have power transmission after it has been accepted by the electrician of the property management office. The workshop is charged at 1.4yuan/KWH for peak, peak:1.1yuan/KWH, Flat: 0.84 yuan/KWH, valley: 0.34 yuan/KWH, and dormitory electricity is charged at 1.2 yuan/KWH. In addition, Party B will be charged 6% of the monthly electricity fee for power transformation and distribution equipment, facility maintenance funds, 6% of transformer and wire losses, Party B will install water meters at the specified location, and the water used in the factory and the drinking water will be delivered at 6 yuan/square.

2. Party A provides the elevator for Party B to use, and Party B must use it within the safe range of the freight elevator, and it is forbidden to carry people and overload; if Party B violates the operation during the use process, the consequences shall be borne by Party B; the electricity cost of the elevator shall be paid by Party B and the shared persons according to the actual situation. cost sharing.

3. The electricity fee for public lighting shall be charged in proportion to the leased area and shall be borne by Party B.

4. Party A leases the premise to Party B in the current state. Party B declares that it has inspected the leased part on site before signing this contract, fully understands and accepts the premise and its existing decoration and facilities.

5. During the contract period, if the state adjusts the price of water and electricity in a unified manner, Party A will make a corresponding increase based on the above.

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Article 4: Rights and Obligations of Party A

1. Party A is responsible for the property management of the industrial zone, and is responsible for the maintenance and management of the public area of the buildings and public area in the zone.

2. Party A is responsible for the maintenance and management of the supporting public facilities and equipment in the industrial park (water supply system, transformer, power distribution room, fire-fighting facilities, etc.); responsible for the repair and maintenance of the main structure of the factory building in the industrial park to ensure the normal use of the factory building, such as if there is rain leakage or damage to the outside of the workshop or the roof, it is necessary to arrange personnel to repair and handle within one day to ensure the normal use of Party A.

3. Cooperate and assist the public security organs to carry out security work such as public security monitoring and inspections (but not including personal and property insurance and custody responsibilities).

4. If Party B needs to register a business license for renting the above-mentioned premises, Party A shall assist with Party B in order to go through relevant procedures.

5. Party A must be equipped with relevant personnel to conduct scientific and safe management of the leased premise, and provide a favorable environment for production and living.

6. Party A guarantees that it has the right to lease the above-mentioned premises, otherwise the losses caused to Party B shall be borne by Party A.

7. To collect and pay rent, water, electricity, etc.

8. Management of cleaning, greening and decoration in the area; (Party A is responsible for Party B’s internal disposal of industrial waste)

9. Party A is responsible for property management services, Party A charges Party B’s plant property management fee per month at a rate of one yuan per square meter.

Article 5: Rights and Obligations of Party B

1. Party B shall pay Party A the rent of the leased premise and other expenses on a monthly basis. The expenses consist of: (1) the rent of the current month (2) the water and electricity charges of the previous month (3) various miscellaneous expenses (elevator fee, basic electricity fee, sanitation fee, Village committee fees, late fees, etc.).

2. Party B must be paid all rental fees before the 5th day of each month. In case of festivals and holidays, it will be postponed on schedule, and Party B will send the rental fees to management office.

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3. If Party B fails to pay off all lease fees on time, Party B shall pay penalty to Party A, which shall be calculated at 10% of the amount owed every day, otherwise Party A has the right to cut off electricity, water or take other corresponding measures, (Party B shall be responsible for all losses caused by water outage and power outage. If Party B is in arrears for more than 20 days, Party A shall have the right to refuse to refund the rental deposit and take back the rental premise, and shall have the right to detain and dispose of Party B’s movable and immovable property such as equipment of equal value, Party B must pay all outstanding fees, late fees and liquidated damages before moving out.

4. Upon the expiration of the lease term, Party B must move out the belongings on the contract termination date, and shall not damage all premise accessories (cables, doors and windows, ceilings, interior and exterior walls, decoration, etc.) that were decorated and decorated during the lease period. The lease deposit shall be returned to Party B without interest within 7 days after the settlement of the balance with Party A. After Party B’s relocation and acceptance, if there is still any leftover in the premise, it shall be deemed that Party B has given up the ownership and shall be disposed of by Party A.

5. During the lease period, Party B must operate in accordance with the law, and complete the relevant procedures in accordance with the regulations of the relevant departments of industry and commerce, environmental protection, fire protection, taxation, etc. If the leased premise needs to be decorated, the decoration specifications and all materials must comply with the regulations of the fire department. All losses and legal liabilities caused by all parties shall be borne by Party B.

6. When the lease term expires or the contract is terminated, if Party B does not move out on time, Party B is willing to pay the premise usage fee on a daily basis, and the payment standard is twice the daily rent (usage fee).

7. Upon the expiration of the contract, if Party A’s leased premise needs to continue to be leased, under the same conditions, Party B has the priority to lease.

8. During the contract period, if Party B requests to terminate the contract in advance, the rental deposit collected by Party A shall not be refunded and shall be compensated for two months to Party A as compensation. At the same time, Party B must notify Party A in writing two months in advance before terminating the contract. Otherwise, Party A shall bear the loss of rent during the period when Party A fails to find a tenant after the termination of the contract.

9. Party B must use the leased premise reasonably according to the purpose of the premise, and shall not change the purpose without permission, if there is any consequences and it shall be borne by Party B.

10. Party B shall not arbitrarily change the structure of the workshop and dormitory, and shall not change the load-bearing walls, formwork beams, pillars, etc. If the workshop and dormitory need to be renovated, construction drawings must be drawn and submitted to the engineering department of the company for approval before construction, and also pay for the construction deposit, If there is no construction drawing or if the deposit is not paid, or the construction is not allowed, or the construction is not according to the drawing, the deposit will not be refunded.

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11. Party B shall not use the leased premise to store dangerous goods and carry out illegal activities. Noise, sewage and exhaust emissions must meet the environmental protection requirements of the state and local governments, otherwise, all consequences shall be borne by Party B.

12. Party B shall decide whether to buy premise property insurance according to the condition of the leased premise. For the insurance production business, full property insurance must be purchased for the premise (1,000 yuan insurance compensation per square meter). At the same time, Party B should strengthen fire prevention work. If both parties suffer losses due to fire and other management reasons, the compensation from the premise insurance will be belonged to Party A, and the equipment insurance compensation will be belonged to Party B.

13. Party B shall, in accordance with the (Labor Law, Labor Contract Law) and other laws and regulations on wage payment regulations formulated by the national and local governments at all levels, pay employee wages on time and shall not be in arrears, otherwise Party A shall have the right to terminate the contract and not refund the security deposit.

14. Party B shall not sublease or sub-lease the leased premise, and shall not carry out production and living in violation of the regulations of relevant government departments such as fire protection and environmental protection, and shall not store valuables in the leased premise. Party A shall not be responsible for any loss.

15. Party B shall not use induction cooker, heat up quickly, cook or stir-fry vegetables in the rented dormitory, but can have meals in the industrial park. If Party A’s circuit is damaged due to violation of this clause, and Party B shall compensate for the loss. If other accidents are caused, Party B shall bear the corresponding legal responsibilities.

16. In the process of using the premise, Party B should take care of the premise and its ancillary facilities. If the premise structure and surrounding facilities are damaged due to human mistakes, Party B should repair it in time. If it cannot be repaired, Party B must pay for the compensation.

17. During the period of renting the premise, Party B shall pay attention to safety production and fire prevention work, and the load of the premise shall not exceed the load-bearing requirements, otherwise, Party B shall be responsible for the accidental casualties and all settlement losses.

18. After entering the site, Party B shall not occupy the fire exit without permission, shall not obstruct public land and public facilities, shall not cut, damage, alter or interfere with the public water, electricity or gas supply and fixed installations such as drains, culverts, pipes, cables, fire-fighting facilities, etc. in the industrial area.

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19. In order to ensure the public safety of the tenants, Party B must apply for a work permit for itself and its employees in time after entering the site. Party B shall properly handle the internal relations of its own employees and resolve the internal conflicts between employees and the company’s employees in a timely manner. At the same time, Party B shall educate the employees not to climb in the workshop, dormitory corridor and stairway, and not to throw objects from high altitudes, and Party B shall bear all the consequences. Party A shall not be held responsible for any personal injury or accident of Party B’s employees.

20. During the lease period, Party B shall educate its employees to pay attention to fire prevention, pay attention to environmental sanitation, save water and electricity, wear a label when entering and leaving, not littering, abide by social ethics, abide by the relevant regulations of the industrial park and all enterprises in the industrial park. Friendly coexistence and mutual support of the industry, and assist Party A to manage and coordinate the industrial park.

21. Party B must remain Party A’s business confidential, and shall not disclose the information of this contract to other third parties for commercial or non-commercial purposes. Party B shall be responsible for the rental every year.

22. If Party B breaches the above terms, Party A may terminate the contract at any time without refunding the rental deposit. At the same time, Party B must obey the management of Party A after using the site. If Party B maliciously disobeys the reasonable management of Party A, Party A can do so at any time. Termination of the contract will not refund the rental deposit. If Party B’s breach of contract violates laws and regulations, Party A will transfer it to the judicial authority for handling.

Article 6: Matters which are not stipulated in this contract or not clearly stipulated shall be resolved through negotiation between the two parties, and may support it by supplemental agreement if needed. The supplemental agreement has the same legal effect as this contract.

Article 7: During the validity period of this contract, if one of the following circumstances occurs, it is allowed to cancel or amend this contract:

1. Force majeure makes the performance of this contract impossible:

2. The government requisitions, acquires, recovers or seizes the leased real estate;

3. Irresistible natural disasters, wars or other unforeseeable events;

4. Both parties reach an agreement.

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Article 8: Neither party shall breach the contract, otherwise, the breaching party shall compensate the other party for all economic losses.

Article 9: This contract is made in two copies, Party A and Party B hold one copy each, which will take effect after both parties sign it, and both have the same legal force.

Article 10: The following documents listed in appendix are essential part of this contract, including Appendix 1 Fire Safety Responsibility Statement, Appendix 2 Safety Production Responsibility Letter.

Party A: Dongguan Yuantai Sports Equipment Co. Ltd        (Seal)

Legal representative: (signature)

Date: 26 February, 2026

Party B: YMA Composite Materials (DG) Co., Ltd.      (Seal)

Legal representative: (signature)

Date: 26 February, 2026

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Appendix 1: Fire Safety Responsibility Letter

In order to conscientiously implement the national fire safety laws and regulations, effectively maintain the stability of the industrial park, and to ensure the safety of life and property in the park, we hereby enter into the following fire safety responsibility letter with Party A.

1. It is necessary to conscientiously implement the various guidelines and policies of government departments on fire safety, adhere to the fire protection policy of “prevention first, combined with fire protection”, and conscientiously do a good job in fire safety in industrial parks.

2. Fire safety equipment must be prepared and installed in accordance with fire protection regulations before the official production, to ensure that the equipment can be used normally, and to do a good job in the maintenance and management of the equipment.

3. During the decoration period and the production operation period, the fire passage should be kept unobstructed, and it is not allowed to stack items in the fire passage to block the passage.

4. Various fire safety systems should be formulated according to their own production characteristics, so that fire safety work is arranged, inspected, responsible for the division of labor, and responsibilities are assigned to people. The fire safety system should be put in place and ready for inspection at any time.

5. The fire safety inspection system must be implemented, routine inspections are carried out every day, and special inspections are carried out every week.

6. Regularly carry out fire safety publicity, remind and educate employees, popularize fire protection knowledge, improve fire safety awareness, and be proficient in the operation methods of firefighting equipment. Flammable and explosive materials are not allowed to enter the park.

7. When a fire or a fire accident is found, arrange personnel to save the fire in a timely manner, and report it in a timely manner, protect the scene and assist relevant departments in investigation and handling.

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8. Establish and sort out the fire safety data account in a timely manner, establish and improve the information reporting system and rapid response mechanism.

9. Designate a specific person to be responsible for fire safety within five days after entering the industrial park, and report to the property supervisor for registration. The person in charge is elected as a member of the Fire Protection Committee of the Industrial Park, and obeys the management of the Fire Protection Committee. When the person in charge changes, he/she should do a good job in the fire protection handover and notify the director of the Fire Protection Committee in advance.

10. Designate the staff responsible for fire safety as the direct responsible person for fire safety, and take direct responsibility for our fire safety, and our responsible person assumes leadership responsibility.

11. If the responsible person changes, we will adjust and do a good job handover in time, and the letter of responsibility will continue to be valid.

12. This Letter of Responsibility will take effect from the date of signature.

Lessee: YMA Composite Materials (DG) Co., Ltd.     (Seal)

Date: 26 February, 2026

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Appendix 2 Safety Production Responsibility Letter

In order to clarify the responsibilities of production safety work, conscientiously implement the various requirements of the government and the company for production safety work, and to ensure the safe production and normal operation of the enterprise, we hereby enter into the following safety production responsibility letter with Party A:

1. The person in charge of our party is the first responsible person for the safety production work, and is fully responsible for the safety production (including traffic safety) work of the unit and its subordinate departments.

2. Conscientiously implement the guidelines and policies of the party and the government on production safety, and supervise and manage in accordance with the responsibilities stipulated by laws and regulations and the requirements of the production safety capital system, prevent and reduce production safety accidents, and protect the lives and properties of the people Safety and protect the legitimate rights and interests of employees.

3. Put the safety production work in an important position for the operation and service of the unit, arrange regular safety production work meetings, study preventive measures, formulate feasible early warning plans, and solve various problems in safety production in a timely manner; record meeting minutes for every meeting and register in the ledger.

4. Break down the safety production work by different levels according to the requirements of the responsibility system, implement it to all relevant departments and employees, and conduct regular inspections to supervise the implementation of the safety production responsibility system in order to eliminate all kinds of accidents.

5. Establish and improve the safety production responsibility system and organizational management network of the unit, set up a leading group for the implementation of safety production management, and assign part-time safety production management personnel.

6. Adopt a variety of methods to strengthen the publicity and education of safety production laws, regulations and safety knowledge, and improve employees’ safety awareness.

7. Strictly implement the safety production operating procedures:

(1) To formulate and strictly implement safety production regulations;

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(2) It is strictly forbidden to use fire, electricity and gas in violation of regulations, and strictly manage flammable, explosive, highly toxic and other dangerous goods;

(3) Ensure the normal operation of the fire-fighting equipment system, implement the fire-fighting responsibility system, and ensure that civil air defense and the organic combination of machine defense;

(4) Strengthen traffic safety education, strictly abide by traffic safety laws and regulations, and ensure safe operation;

(5) Strengthen public security precautions, ensure the safety of the internal items of the unit and the properties it manages, and prevent the occurrence of various public security cases and accidents

(6) Practitioners of boilers, elevators, mechanical processing equipment, etc. must present their certificates when they come to work, and strengthen pre-training and recurrent training and re-education of on-the-job personnel, and present in daily maintenance and maintenance of equipment.

8. In the event of a major casualty accident or a major safety accident during the lease period, we will impose economic penalties and administrative sanctions on those responsible for the safety production work to ensure that the accident has nothing to do with the lessor.

9. In case of any change in appointment, we will adjust and present handover in time, and the letter of responsibility will continue to be valid.

10. This Letter of Responsibility will take effect from the date of signature.

Lessee: YMA Composite Materials (DG) Co., Ltd.      (Seal)

Date: 26 February, 2022

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